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GENE LOGIC INC.
JUNE 30, 1999
EXHIBIT 11.1



                 Statement Re: Computation of Per Share Earnings
                    (In thousands, except per share amounts)


                                                    Three Months Ended               Six Months Ended
                                                         June 30,                        June 30,
                                                 ------------------------        ------------------------
                                                   1999            1998            1999            1998
                                                 --------        --------        --------        --------
BASIC AND DILUTED:

Weighted average common shares outstanding         19,797          14,219          19,754          14,060

Net loss                                         $ (4,385)       $ (1,458)       $ (9,335)       $ (3,568)
                                                 ========        ========        ========        ========

Net loss per common share                        $  (0.22)       $  (0.10)       $  (0.47)       $  (0.25)
                                                 ========        ========        ========        ========